As filed with the Securities and Exchange Commission on August 17, 2005

Registration No. 333-121868

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

Post-Effective Amendment No. 1 to

Form S-1 on Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MECHANICAL TECHNOLOGY INCORPORATED
(Exact name of registrant as specified in its charter)
New York (State or other jurisdiction of incorporation or organization)

3829, 3629

(Primary Standard

Industrial Classification Code Number)

431 New Karner Road

Albany, New York 12205

(518) 533-2200

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

_________________

Steven N. Fischer

Chief Executive Officer

Mechanical Technology Incorporated

431 New Karner Road

Albany, New York 12205

(518) 533-2200

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

_________________

Copies to:

14-1462255 (I.R.S. Employer Identification No.)
Cynthia A. Scheuer Chief Financial Officer Mechanical Technology Incorporated 431 New Karner Road Albany, New York 12205 (518) 533-2200	Knute J. Salhus, Esq. Wilmer Cutler Pickering Hale and Dorr LLP 399 Park Avenue New York, New York 10022 (212) 230-8800

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

_________________

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On January 6, 2005, we filed an initial Registration Statement on Form S-3 (File No. 333-121868), amended by Amendments No. 1 and No. 2 to the Registration Statement filed on February 9, 2005 and March 17, 2005, respectively, registering for resale 1,261,829 shares of our common stock. On March 22, 2005, we filed Amendment No. 3 to convert the Registration Statement on Form S-3 into a Registration Statement on Form S-1. Additional amendments to the Registration Statement were filed on April 20, 2005 and April 21, 2005, and the Registration Statement was declared effective on April 21, 2005. This post-effective Amendment No. 1 is being filed to convert the Registration Statement on Form S-1 into a Registration Statement on Form S-3.

PROSPECTUS

1,328,242 Shares

Mechanical Technology Incorporated

Common Stock

On December 22, 2004, we issued to Fletcher International, Ltd., or Fletcher, 1,261,829 shares of our common stock in connection with the exercise of an investment right originally issued to Fletcher in a private placement transaction in January 2004 and on April 20, 2005 we issued 66,413 shares of our common stock to Fletcher in connection with our failure to satisfy certain registration requirements relating to such 1,261,829 shares of our common stock. Under our agreement with Fletcher, we agreed to file a registration statement to permit the selling security holders named in this prospectus to sell the number of shares of common stock indicated in this prospectus that are issued to the selling security holders. The selling security holders named in this prospectus may offer and sell these shares of common stock from time to time.

The selling security holders or their pledges, donees, transferees or other successors in interest may, but are not required to, sell their common stock in a number of different ways and at varying prices. See "Plan of Distribution" on page 15 for a further description of how the selling security holders may dispose of the shares covered by this prospectus.

We will not receive any of the proceeds from sales of common stock made by the selling security holders pursuant to this prospectus.

Our common stock is listed on the Nasdaq National Market under the symbol "MKTY." On August 16, 2005 the last reported sale price of our common stock was $2.52.

Investing in our common stock involves risks. You should review carefully and consider the information described under the heading "Risk Factors" on pages 4 through 13.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

____________________________________________________________________________________

The date of this prospectus is August __, 2005.

Table of Contents

You should rely only on the information contained in this prospectus and any prospectus supplement. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus or any prospectus supplement. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus and any prospectus supplement is correct only as of the date of this prospectus or such prospectus supplement relating to the offering, respectively, regardless of the time of the delivery of this prospectus or any prospectus supplement or any sale of these securities.

Summary

About this Prospectus

This prospectus is part of a resale registration statement. The selling security holders may sell some or all of their shares in one or more transactions from time to time.

You should rely only on the information contained in this prospectus and, if applicable, any prospectus supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus and any prospectus supplement is accurate only as of the date of the documents containing the information.

The Company

Our Company is engaged primarily in the development and commercialization of MobionTM cord-free advanced portable power systems, through its subsidiary MTI MicroFuel Cells Inc. and in the design, manufacture and sale of high-performance test and measurement instruments and systems through its subsidiary MTI Instruments, Inc. Our Company also co-founded and retains a minority interest in Plug Power Inc., a designer and developer of on-site energy systems based on proton exchange membrane fuel cells that lists its common stock on the Nasdaq National Market under the symbol "PLUG." We refer to MTI Micro Fuel Cells Inc., MTI Instruments, Inc. and Plug Power Inc. in this prospectus as MTI Micro, MTI Instruments and Plug Power, respectively.

Our Company formed MTI Micro as a subsidiary on March 26, 2001 to develop direct methanol micro fuel cells, or DMFCs, for portable electronics. DMFCs generate energy through the chemical reaction of methanol and water in the presence of a catalyst. In December 2004, MTI Micro shipped its first low volume production of MobionTM fuel cell systems for use in hand held Radio Frequency Identification tag readers. Although this product shipment was an important milestone, the Company and MTI Micro recognize that significant technical, engineering, manufacturing, cost and marketing challenges remain before MobionTM fuel cells can become commercially viable or available.

MTI Instruments, formerly the Advanced Products Division of our Company, was incorporated as a subsidiary on March 8, 2000. MTI Instruments has three product groups: general gaging, semiconductor and aviation. These products consist of electronic, computerized general gaging instruments for position, displacement and vibration applications; semiconductor products for wafer characterization of semi-insulating and semi-conducting wafers; and engine balancing and vibration analysis systems for aircraft.

The mailing address of our principal executive offices is 431 New Karner Road, Albany, New York 12205, and our telephone number is (518) 533-2200. Our website can be found at www.mechtech.com. Information on this website is not incorporated by reference in this prospectus.

The Offering

On December 22, 2004 we sold 1,261,829 shares of our common stock to Fletcher for an aggregate purchase price of $8 million (or $6.34 per share) in connection with Fletcher's exercise of an additional investment right. We originally issued such additional investment right along with shares of our common stock to Fletcher in a private placement transaction in January 2004. We amended the terms of this private placement in May 2004 (as amended, the 2004 Private Placement). We agreed to file with the SEC the Registration Statement, of which this prospectus is included, within ten business days of the issuance of the 1,261,829 shares of our common stock to permit Fletcher to resell such shares. On April 20, 2005, we issued 66,413 shares of our common stock to Fletcher. Our agreement with Fletcher required that we issue such shares without any payment required on the part of Fletcher due to our failure to have the Registration Statement, of which this prospectus is included, declared effective by March 22, 2005 with respect to the 1,261,829 shares of our common stock sold to Fletcher. In addition, since we agreed to file with the SEC a registration statement covering the resale of any such additional shares issued to Fletcher, we amended the Registration Statement, of which this prospectus is included, to permit Fletcher to resell such additional 66,413 shares. That Registration Statement was declared effective by the SEC on April 21, 2005.

Risk Factors

An investment in our common stock is speculative in nature and involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in our common stock. You should also carefully consider other information contained in this prospectus, as well as in any prospectus supplement, in evaluating our company, our business and our prospects. The actual results of our business could differ materially from those described as a result of these risk factors. In such case, the trading price of our common stock could decline, and you may lose all or part of the money you paid to buy our common stock.

In connection with the 2004 private placement, we may have to (1) sell shares of our common stock at prices which result in substantial dilution to our shareholders, and (2) issue additional shares of our common stock to Fletcher at prices that may be substantially below market value at the time of issuance without any payment required by Fletcher, which would cause our shareholders to suffer additional dilution.

After giving effect to the 1,261,829 shares of common stock we issued to Fletcher on December 22, 2004 (as well as all shares issued or to be potentially issued to Fletcher in connection with our failure to satisfy the registration requirement as discussed under "Financing Arrangements- Private Placement"), the 2004 private placement provided Fletcher additional investment rights to purchase up to an additional $20 million of our common stock at a price equal to $6.34 per share (subject to adjustment). This price has been reduced to $6.023 per share due to our failure to satisfy the registration requirement, and may be further reduced due to, among other things, continuing failure to satisfy such registration requirement. Any exercise of the additional investment rights could result in sales of our common stock at prices that are below the market price for our common stock at the time the investment right is exercised and could result in substantial dilution to our shareholders.

Our agreement with Fletcher also provides that Fletcher will receive additional shares of our common stock with respect to shares it already owns, and the exercise price and term relating to unexercised additional investment rights will be adjusted to the benefit of Fletcher, each upon the occurrence of certain events or circumstances, some of which are beyond our control, including:

- issuances of our equity securities at a price below $7.048 per share (which is the price Fletcher paid in connection with its initial $10 million investment) or issuances of our equity securities at a price below $6.34 per share (which was the original exercise price relating to the additional investment rights);

- our failure to satisfy certain requirements relating to registering the resale of shares issued or issuable to Fletcher pursuant to the securities laws;

- a change in control of our Company; and

- a restatement of our financial results.

In any event, 8,330,411 shares is the maximum number of shares of our common stock we may be required to issue to Fletcher, which amount includes the 1,418,842 shares issued on January 29, 2004, the 1,261,829 shares issued on December 22, 2004 and the 66,413 registration penalty shares issued on April 20, 2005.

In connection with the 2004 private placement, we will be responsible for having the resale of shares purchased by Fletcher registered with the SEC within defined time periods and subject to penalties if the shares are not registered with the SEC within those defined time periods.

Pursuant to our agreement with Fletcher, we are obligated, within ten business days after the closing of the purchase of any additional shares by Fletcher pursuant to rights issued in connection with the 2004 Private Placement, to file a registration statement with the SEC covering the resale of all such shares. We are also obligated to cause each of those registration statements, including the Registration Statement of which this prospectus is included, to be declared effective not more than sixty (60) days after the closing of the purchase of such shares, or if the registration statement is reviewed by the SEC, not more than ninety (90) days after the closing of the purchase of such shares. If we fail to file the registration statements or become effective as set forth above, we must issue to Fletcher a number of additional shares to reflect the number of shares it would have acquired if its purchase price was based on the actual exercise price reduced by five percent for each month in which we fail to satisfy our obligations and adjust the exercise price for the additional investment rights to such lower price. In addition, such failure may result in an extension of the investment term for each day we fail to satisfy our registration obligations. The Company initially filed this Registration Statement on January 6, 2005, which was within ten business days after the closing of the purchase of additional shares by Fletcher on December 22, 2004. The 90-day deadline for this Registration Statement to be declared effective was March 22, 2005. Since the Registration Statement was declared effective on April 21, 2005, we failed to meet the March 22, 2005 deadline and therefore were required to issue 66,413 additional shares of common stock to Fletcher without any payment required on its part.

We may be unable to raise additional capital to complete our product development and commercialization plans and the failure to complete such development and commercialization plans will materially adversely affect our business plans, prospects, results of operations and financial condition.

Our cash requirements depend on numerous factors, including completion of our product development activities, our success in commercializing our MobionTM fuel cell systems and market acceptance of MobionTM fuel cells. Before we can successfully commercialize MobionTM fuel cells, we must complete a number of critical activities, and certain events must occur, including further product development; manufacturing process development; development of large-scale production capabilities; completion, refinement and management of our supply chain; completion, refinement, and management of our distribution channel; and further work on codes and standards critical to consumer acceptance, including the existence of federal regulations that permit methanol in the passenger compartment of passenger airplanes. All of this will be expensive and require significant capital resources that are well in excess of all current resources available to us. We believe that we will need to raise additional funds to achieve commercialization of MobionTM fuel cells. However, we do not know whether we will be able to secure additional funding, or funding on acceptable terms, to pursue our commercialization plans. We can raise funds in four ways: sale of certain of our Plug Power shares, sale of our Company's stock, sale of MTI Micro stock and sale of other assets. Although Fletcher has the right to invest up to an additional $20 million in our common stock, there can be no assurances that Fletcher will exercise such right. If Fletcher does not exercise its additional investment rights and the price of Plug Power common stock decreases significantly, we may be forced to increase the number of Plug Power shares sold, or reduce spending on micro fuel cell development. If additional funds are raised through the issuance of equity securities, the percentage ownership of our then current stockholders will be reduced. If adequate funds are not available to satisfy either short or long-term capital requirements, we may be required to limit operations in a manner inconsistent with our development and commercialization plans, which would materially adversely affect our business plans, prospects, results of operations and financial condition in future periods.

We are dependent on continued government funding for new energy research and development and instrumentation product sales. The loss of such contracts and the inability to obtain additional contracts may have a material adverse effect on our business plans, prospects, results of operations, cash flows and financial condition.

A large portion of revenues at MTI Instruments and MTI Micro for the next several years may come from government contracts. The loss of such contracts and the inability to obtain additional contracts could materially adversely affect our business plans, prospects, results of operations, cash flows and financial condition.

We may not successfully develop our new technology and the failure to do so will materially adversely affect our business plans, prospects, results of operations and financial condition.

Direct methanol fuel cells, or DMFCs, are a new technology with many technical and engineering challenges still to be resolved. We cannot assure that we will be able to successfully resolve the technical and engineering challenges of DMFCs, or if we are successful, that such solutions will be commercially viable. Resolution of these technical and engineering issues requires substantial resources including financial, managerial and technical resources. We cannot assure that all the necessary resources will be available to the degree, and at the times, they are needed. If we are unable to successfully develop MobionTM fuel cells our business plans, prospects, results of operations and financial condition would be materially adversely affected.

Current commitments for joint development, distribution, marketing and investment by The Gillette Company (Gillette) and its Duracell division may be subject to early termination and any such early termination will have material adverse consequences on MTI Micro's and the Company's business plans, prospects, results of operations and financial condition.

Gillette and its Duracell division's commitments in the strategic alliance agreement and the other agreements entered into as a part of the strategic alliance transaction (including those commitments relating to joint development, distribution, marketing and investment) with MTI Micro are subject to early termination. Either MTI Micro or Gillette may terminate the strategic alliance agreement for cause at any time and at certain pre-defined periods of time, if technical milestones are not completed to the satisfaction of the other party. Gillette may also terminate the strategic alliance agreement prior to mass market commercialization if it decides not to establish fuel refill manufacturing capability.

The investment agreement with Gillette may be terminated if the strategic alliance agreement is terminated. In addition, any future investment by Gillette is conditioned upon MTI Micro reaffirming that the representations and warranties in the investment agreement are true as of the date of such investment. These representations and warranties include statements concerning ownership of intellectual property, and affirmations that MTI Micro is not infringing on the intellectual property of others and others are not infringing on MTI Micro's intellectual property. At this time we cannot determine whether MTI Micro will be able to make these statements as of the date of any potential future investments by Gillette, and the inability to make such statements could result in Gillette terminating the investment agreement.

Termination of MTI Micro's agreements with Gillette and its Duracell division would have material adverse consequences on MTI Micro's and the Company's business plans, prospects, results of operations and financial condition.

MTI Micro may not be able to achieve commercialization of its products on the timetable it anticipates, or at all, and any such delay or failure would have material adverse consequences on MTI Micro's and the Company's business plans, prospects, results of operations and financial condition.

We cannot guarantee that MTI Micro will be able to develop commercially viable MobionTM fuel cell products on the timetable it anticipates, or at all. The commercialization of MobionTM fuel cell products requires substantial technological advances to improve the efficiency, functionality, reliability, cost, performance and environmental operating latitude of these systems and products and to develop commercial volume manufacturing processes for these systems and products. We cannot guarantee that MTI Micro will be able to develop the technology necessary for commercialization of MobionTM fuel cell products, or acquire or license the required technology from third parties. MTI Micro's failure to develop the technology necessary for high-volume commercialization of MobionTM fuel cells that are reliable, cost effective and present a value proposition to the customer will, in each case, have a material adverse effect on MTI Micro's and the Company's business plans, prospects, results of operations and financial condition.

Our cost to produce our current MobionTM fuel cell product exceeds the amount for which we can currently sell such product. If we are unable to reduce the costs of our MobionTM fuel cells, it will have a material adverse effect on MTI Micro's and the Company's business plans, prospects, results of operations and financial condition.

The commercialization of MTI Micro's MobionTM fuel cell products also depends upon MTI Micro's ability to significantly reduce the costs of these systems and products, since they are currently substantially more expensive than systems and products based on existing technologies, such as rechargeable batteries. We cannot assure that MTI Micro will be able to sufficiently reduce the cost of these systems and products without reducing their performance, reliability and longevity, which would adversely affect consumers' willingness to buy our systems and products and therefore materially adversely affect MTI Micro's and the Company's business plans, prospects, results of operations and financial condition.

Gillette may not be able to achieve commercialization of fuel refills on the timetable we anticipate, or at all, and the delay or failure to achieve such commercialization would have material adverse consequences on MTI Micro's and the Company's business plans, prospects, results of operations and financial condition.

We cannot guarantee that Gillette will be able to, or will choose to, develop, acquire or license commercially viable fuel refills for MobionTM fuel cell products on the timetable we anticipate, or at all. The commercialization of fuel refills for MobionTM fuel cell products requires substantial technological advances to improve the efficiency, functionality, reliability, cost and performance of these systems and products and to develop commercial volume manufacturing processes for these systems and products. Gillette's failure to supply fuel refills would have a material adverse effect on MTI Micro's and the Company's business plans, prospects, results of operations and financial condition.

A viable market for micro fuel cell systems may never develop or may take longer to develop than we anticipate. If a market for fuel cells does not develop or is delayed, it will have a material adverse effect on our business plans, prospects, results of operations and financial condition.

Micro fuel cell systems for portable electronic devices represent an emerging market, and we do not know the extent to which our targeted distributors and resellers will want to purchase them and whether end-users will want to use them. The development of a viable market for our systems may be impacted by many factors that are out of our control, including:

- the cost competitiveness of other micro fuel cell systems;

- the future costs of materials used to build our systems;

- consumer reluctance to try a new product;

- consumer perceptions of our systems' safety;

- regulatory requirements; and

- the emergence of newer, more competitive technologies and products.

If a viable market fails to develop or develops more slowly than we anticipate, we may be unable to recover the losses we will have incurred to develop our product and we may be unable to achieve profitability, each of which would have a material adverse effect on our business plans, prospects, results of operations and financial condition.

Our first MobionTM fuel cell product introduction could fail due to technical, customer acceptance, safety or other reasons. Any such failure could have a material adverse effect on MTI Micro's and the Company's business plans and prospects.

Our shipment of MobionTM fuel cells to Intermec in December 2004 was our first shipment of this product. The fuel cells shipped to Intermec may experience problems, including problems with reliability, run time, customer acceptance or safety. If the fuel cells shipped to Intermec experience failures, it could result in a material adverse effect on MTI Micro's and the Company's business plans and prospects.

Alternatives to our technology could render our systems obsolete prior to commercialization, which would have a material adverse effect on our business plans, prospects, results of operations and financial condition.

Our MobionTM fuel cells are one of a number of alternative portable power energy solutions being developed as replacements for batteries, including thin film batteries, extended life lithium batteries and other types of fuel cell technologies. Technological advances in existing battery technologies or other fuel cell technologies may render our micro fuel cell systems obsolete and this would materially adversely affect our business plans, prospects, results of operations and financial condition.

MTI Micro is dependent upon external OEMs to purchase certain of its products and integrate our MobionTM fuel cells into their products. If external OEMs do not purchase and integrate our MobionTM fuel cells into their products, our market will be very limited, which could have a material adverse effect on MTI Micro's and the Company's business plans, prospects, results of operations and financial condition.

To be commercially useful, certain of our MobionTM fuel cells must be integrated into products manufactured by original equipment manufacturers, or OEMs. We cannot guarantee that OEMs will manufacture appropriate products or, if they do manufacture such products, that they will choose to use MobionTM fuel cells. Any integration, design, manufacturing or marketing problems encountered by OEMs could adversely affect the market for MobionTM fuel cells, which could have a material adverse effect on MTI Micro's and the Company's business plans, prospects, results of operations and financial condition.

In order to achieve mass commercialization of MobionTM fuel cells, customers must be able to carry methanol fuel inside the passenger compartment of commercial airlines. If current airline, Federal Aviation Administration (FAA) and international regulations do not change, passengers will be unable to carry non-dilute methanol in the passenger compartments of airplanes, which will have a material adverse effect on MTI Micro's and the Company's business plans, prospects, results of operations and financial condition.

Current airline and FAA regulations and certain international laws, regulations and treaties limit the amount and concentration of methanol that any passenger can carry aboard passenger planes. We believe that these regulations must change for mass commercialization of MobionTM fuel cell products to be possible, although we are not aware of any pending changes. If these regulations do not change, it would materially adversely affect MTI Micro's ability to achieve mass commercialization of MobionTM fuel cell products and have a material adverse effect on MTI Micro's and the Company's business plans, prospects, results of operations and financial condition.

We may be involved in intellectual property litigation that causes us to incur significant expenses or prevents us from selling our products, which could have a material adverse effect on MTI Micro's and the Company's business plans, prospects, results of operations and financial condition.

In recent years, hundreds of fuel cell patents have been issued worldwide. Many of these patents are broadly written and encompass basic and fundamental theories of how fuel cells should or could work. As we continue to develop our technology, our designs may infringe the patent or intellectual property rights of others. Whether our technology infringes or not, MTI Micro and our Company may become subject to lawsuits in which it is alleged that we have infringed the intellectual property rights of others. We may also commence lawsuits against others who we believe are infringing upon MTI Micro's rights. Involvement in intellectual property litigation could result in significant expense to MTI Micro and our Company, adversely affecting the development of sales of the challenged product or intellectual property and diverting the efforts of our technical and management personnel, whether or not such litigation is resolved in our favor. In the event of an adverse outcome as a defendant or plaintiff in any such litigation, MTI Micro and the Company may, among other things, be required to:

- pay substantial damages;

- cease the development, manufacture, use, sale or importation of products that infringe upon other patented intellectual property;

- expend significant resources to develop or acquire non-infringing intellectual property;

- discontinue processes incorporating infringing technology; or

- obtain licenses to the infringing intellectual property.

We cannot guarantee that MTI Micro or the Company would be successful in such development or acquisition or that such license would be available upon reasonable terms. Any such development, acquisition or license could require the expenditure of substantial time and other resources and could have a material adverse effect on our business plans, prospects, results of operations and financial condition.

MTI Micro's products use potentially dangerous, flammable fuels, which could subject its business and the Company to product liability claims. Any such law suits or claims could have a material adverse effect on MTI Micro's and the Company's business plans, prospects, results of operations and financial condition.

The sale of MobionTM fuel cells exposes MTI Micro and the Company to potential product liability claims that are inherent in methanol and products that use methanol. Methanol is flammable and therefore potentially dangerous. Any accidents involving MTI Micro's products or other methanol-based products could materially impede widespread market acceptance and demand for DMFCs which could have a material adverse effect on MTI Micro's and the Company's business plans and prospects. In addition, MTI Micro may be held responsible for damages beyond the scope of its insurance coverage. We also cannot predict whether MTI Micro will be able to maintain its insurance coverage on acceptable terms. Damages beyond the scope of MTI Micro's insurance coverage or the inability to maintain insurance coverage on acceptable terms would have a material adverse impact on MTI Micro's and the Company's business plans, prospects, results of operations and financial condition.

We have incurred losses and anticipate continued losses. If we do not become profitable and sustain profitability, it will have a material adverse effect on our business plans, prospects, results of operations and financial condition.

As of December 31, 2004, we had an accumulated deficit of $66.624 million. For the year ended December 31, 2004, our net loss was $4.191 million, which includes a net gain of $3.626 million from sales of securities available for sale, and an operating loss of $13.592 million. We expect to continue incurring net losses from operations until we can produce sufficient revenues to cover costs. In order to achieve profitability, we must successfully achieve all or some combination of the following:

- develop new products for existing markets;

- sell these products to existing and new customers;

- increase gross margins through higher volumes and manufacturing efficiencies;

- control operating expenses; and

- develop and manage distribution capability.

Furthermore, we anticipate that we will continue to incur losses until we can produce and sell our fuel cell systems on a large-scale and cost-effective basis. Even if we do achieve profitability, we may be unable to sustain or increase our profitability in the future. Failure to do so will have a material adverse effect on our business plans, prospects, results of operations and financial condition.

Our competitors may develop a cheaper, better product and bring that product to market faster than we can. If we do not create a competitive DMFC product or we are late to market, it will have a material adverse effect on our business plans, prospects, results of operations and financial condition.

There are a number of other companies developing DMFCs. Some of our competitors may have better access to resources and capital than we do. Some of our competitors are much larger and have better access to manufacturing capacity, supply chains and distribution channels than we do. Some of our competitors may resolve technical or engineering issues before we do. Accordingly, one or more of our competitors may bring a mass commercial product to market before we do. In addition, one or more of our competitors may make a better or cheaper product than we can make. Failure to get to market with the best and most cost competitive DMFC product before our competitors would have a material adverse effect on our business plans, prospects, results of operations and financial condition.

We have limited experience manufacturing fuel cell systems on a commercial basis. If we do not achieve the necessary manufacturing capabilities, it will have a material adverse effect on our business plans, prospects, results of operations and financial condition.

To date, we have focused primarily on research and development and have limited experience manufacturing micro fuel cell systems on a commercial basis. We are continuing to develop our prototype manufacturing capabilities and processes. We do not know whether the processes we have developed thus far will be capable of supporting large-scale, mass manufacturing, or whether we will be able to develop the other processes necessary for large-scale, mass manufacturing of MobionTM fuel cells, that meet the requirements for cost, schedule, quality, engineering, design, production standards and volume requirements. Failure to develop or procure such manufacturing capabilities will have a material adverse effect on the Company's business plans, prospects, results of operations and financial condition.

We may not be able to establish additional strategic relationships that we will need to complete our product development and commercialization plans. If we are unable to develop necessary strategic relationships on terms that are acceptable to us, it will have a material adverse effect on our business plans, prospects, results of operations and financial condition.

We believe that we will need to enter into additional strategic relationships in order to complete our current product development and commercialization plans on schedule. If we are unable to identify or enter into a satisfactory agreement with potential partners, we may not be able to complete our product development and commercialization plans on schedule or at all, which would have a material adverse effect on our business plans, prospects, results of operations and financial condition. We may also need to scale back these plans in the absence of a partner, which would materially adversely affect our future business plans, prospects, results of operations and financial condition. In addition, any arrangement with a strategic partner may require us to issue a material amount of equity securities to the partner or commit significant financial resources to fund our product development efforts in exchange for their assistance or the contribution to us of intellectual property. Any such issuance of equity securities would reduce the percentage ownership of our then current shareholders, which would have a material adverse effect on our business plans, prospects, results of operations and financial condition.

We will rely on our partners to develop and provide components for our micro fuel cell systems. If our partners do not meet our quality, quantity, reliability or schedule requirements, it will have a material adverse effect on our business plans, prospects, results of operations and financial condition.

We depend on third parties to supply many of the components of our MobionTM fuel cell systems. A supplier's failure to develop and supply components in a timely manner, or to develop or supply components that meet our quality, quantity or cost requirements, or our inability to obtain substitute sources of these components on a timely basis or on terms acceptable to us, would harm our ability to manufacture our fuel cell systems. In addition, to the extent that our supply partners use technology or manufacturing processes that are proprietary, we may be unable to obtain comparable components from alternative sources. Failure to do so will have a material adverse effect on our business plans, prospects, results of operations and financial condition.

In addition, platinum is a key material in our micro fuel cells. Platinum is a scarce natural resource and we are depending upon a sufficient supply of this commodity. While we do not anticipate significant near or long-term shortages in the supply of platinum, any such shortages would adversely affect our ability to produce commercially viable fuel cell systems or significantly raise our cost of producing our fuel cell systems.

Our inability to deliver a commercially viable MobionTM fuel cell on time, or at all, will have a material adverse effect on our business plans, prospects, results of operations and financial condition.

We introduced our first MobionTM fuel cell product in limited quantities during December 2004. There may be technical or engineering challenges we have not anticipated, issues of reliability for our device, an inability for our device to be integrated into existing electronic devices, difficulties in obtaining materials or components, or problems with manufacturing or distribution, and many other problems that we have not, and perhaps could not anticipate. All of these issues could delay or prohibit further releases of additional MobionTM fuel cell products, which would have a material adverse effect on our business plans, prospects, results of operations and financial condition.

Failure to achieve future product development or commercialization milestones will have a material adverse effect on our business plans, prospects, results of operations and financial condition.

We have established aggressive product development and commercialization milestones and dates for achieving development goals related to technology and design improvements. We use these milestones to assess our progress toward developing commercially viable fuel cell systems. Delays in our product development will likely have a material impact on our commercialization schedule. If we experience delays in meeting our development goals or if our micro fuel cell systems exhibit technical defects or if we are unable to meet cost, performance or manufacturing goals, including power output, useful life and reliability, our commercialization schedule will be delayed. In this event, potential purchasers of our initial commercial systems may choose alternative technologies and any delays could allow potential competitors to gain market advantages. We cannot assure that we will successfully achieve our milestones in the future and the failure to achieve such milestones would have a material adverse effect on our business plans, prospects, results of operations and financial condition.

If we are deemed to be an investment company and cannot find a safe harbor or exemption, and fail to register as an investment company, we may be forced to sell our interests in Plug Power, which may result in losses on such sales and unintended tax consequences.

Our securities available for sale constitute investment securities under the Investment Company Act of 1940. In general, a company may be deemed to be an investment company if it owns investment securities with a value exceeding 40% of its total assets, subject to certain exclusions and exemptions.

Investment companies are subject to registration under, and compliance with, the Investment Company Act unless a particular exemption or safe harbor provision applies. If we were to be deemed an investment company, we would become subject to the requirements of the Investment Company Act. As a consequence, we would be prohibited from engaging in certain businesses or issuing certain securities, certain of our contracts might be voidable, and we might be subject to civil and criminal penalties for noncompliance.

Until 2001, we qualified for a safe harbor exemption under the Investment Company Act based upon the level of our ownership of shares of Plug Power and our influence over its management or policies. However, since we began selling shares of Plug Power, this safe harbor exemption is no longer available.

On December 3, 2001, we made an application to the SEC requesting that they either declare that we are not an investment company because we are primarily engaged in another business or exempt us from the provisions of the Investment Company Act. The Company amended the application on October 30, 2003. On July 18, 2005, the Company requested that the application be withdrawn following discussions and other communications with the SEC staff in which the staff expressed the view that the application was no longer necessary. Since the value of our interests in Plug Power has decreased in relation to our total assets, the Company believes that it is not an investment company subject to the regulations of the Investment Company Act.

If we were deemed to be an investment company and could not find another safe harbor or exemption and failed to register as an investment company, the SEC could require us to sell our interests in Plug Power, until the value of these securities is further reduced in relation to our total assets. This could result in sales of our securities in quantities of shares at depressed prices and we may never realize anticipated benefits from, or may incur losses on, these sales. Further, we may be unable to sell some securities due to contractual or legal restrictions or the inability to locate a suitable buyer. Moreover, we may incur tax liabilities when selling assets.

Our stock price may fluctuate as the value of Plug Power's share price fluctuates. Such price fluctuations may cause an investor to lose some or all of their investment.

A primary asset of the Company is the shares of Plug Power common stock it owns. As of June 30, 2005, the Company owned 3,793,436 shares of common stock in Plug Power, which is a publicly traded company. The market price of the Plug Power common stock may fluctuate due to market conditions and other conditions over which the Company has no control. Fluctuations in the market price of Plug Power's common stock may result in fluctuations in the market price of the Company's common stock which could result in the loss of part or all of a shareholder's investment.

We are partially dependent on the success of Plug Power, which is in the developmental stage. There is no assurance Plug Power will be successful. Plug Power's failure may have a material adverse effect on our business plans, prospects, results of operations and financial condition.

Our success is partially dependent on the success of Plug Power. Plug Power, a developer of on-site electric power generation systems utilizing Proton Exchange Membrane, has stated that it is a development stage company and it does not know when or whether it will successfully complete research and development of commercially viable on-site energy products. If Plug Power is unable to develop commercially viable on-site energy products, it will not be able to generate sufficient revenue to become profitable. There is no assurance Plug Power will successfully develop a commercial product, or if it does, that it will do so in the time frames predicted. Plug Power's failure to successfully develop a commercial product could have a material adverse effect on our business plans, prospects, results of operations and financial condition.

If we are not successful in protecting our patents and intellectual property, it will have a material adverse effect on our business plans, prospects, results of operations and financial condition.

Patent and trade secret rights are of material importance to us. No assurance can be given as to the issuance of patents or, if so issued, as to their scope. Patents granted may not provide meaningful protection from competitors. Even if a competitor's products were to infringe patents owned by us, or Plug Power, it would be costly to pursue an enforcement action and would divert funds and resources which otherwise could be used in operations. Furthermore, there can be no assurance that an enforcement action would be successful.

In addition to our patent rights, we also rely on treatment of our technology as trade secrets and upon confidentiality agreements. These agreements may be breached, and we may not have adequate remedies for any breach. Our inability to obtain patents, as well as to protect and enforce any patents that are issued as well as trade secrets, could have a material adverse effect on our business plans, prospects, results of operations and financial condition.

Our inability or failure to manage change effectively may have a material adverse effect on our business plans, prospects, results of operations and financial condition.

We continue to undergo rapid change in the scope and breadth of our operations as we advance the development of our micro fuel cell products. Such rapid change is likely to place a significant strain on our senior management team and other resources. We will be required to make significant investments in our engineering, logistics, financial and management information systems and to motivate and effectively manage our employees. Our business plans, prospects, results of operations and financial condition could be harmed if we encounter difficulties in effectively managing the budgeting, forecasting and other process control issues presented by such a rapid change.

The sale of a substantial amount of our common stock in the public market could materially decrease the market price of our common stock.

As of July 26, 2005, First Albany Corporation owned approximately 6.2% percent of our outstanding common stock. A lock-up agreement that had prohibited it from selling its shares of our stock expired on December 20, 2004. Accordingly, these shares have the potential to be publicly traded, perhaps in large blocks. In addition, we agreed as part of the 2004 Private Placement with Fletcher to register for resale shares of our common stock owned by Fletcher. If a substantial amount of our common stock were sold in the public market, or even targeted for sale, it could have a material adverse effect on the market price of our common stock and our ability to sell common stock in the future.

Our share price could be subject to extreme price fluctuations, and shareholders could have difficulty trading shares.

The markets for high technology companies in particular have been volatile, and the market price of our common stock, which is traded on The Nasdaq National Market under the symbol MKTY, has been and may continue to be subject to significant fluctuations. Fluctuations could be in response to operating results, announcements of technological innovations or new products by us, Plug Power, or by our competitors, patent or proprietary rights developments, and market conditions for high technology stocks in general. In addition, the stock market in recent years has experienced extreme price and volume fluctuations that sometimes have been unrelated or disproportionate to the operating performance of individual companies. These market fluctuations, as well as general economic conditions, may adversely affect the market price of our common stock and the ability of stockholders to dispose of our common stock.

General economic conditions may affect investors' expectations regarding our financial performance and adversely affect our stock price, which may result in a material adverse effect on our business plans, prospects, results of operations and financial condition.

Certain industries in which we sell and intend to sell products, such as the energy and semiconductor industries are highly cyclical. In the future, our results may be subject to substantial period-to-period fluctuations as a consequence of the industry patterns of our customers, general or regional economic conditions, and other factors. These factors may also have a material adverse effect on our business plans, prospects, results of operations and financial condition.

Current shareholders may be diluted as a result of additional financings.

If we raise additional funds through the sale of equity or convertible debt securities in either the Company or MTI Micro, current shareholders' percentage ownership will be reduced. In addition, these transactions may dilute the value of common stock outstanding. We may have to issue securities that may have rights, preferences and privileges senior to our common stock. We cannot assure that we will be able to raise additional funds on terms acceptable to us, if at all. If future financing is not available or is not available on acceptable terms, we may not be able to fund our future needs, which would have a material adverse effect on our business plans, prospects, results of operations and financial condition.

The loss of key employees may have a material adverse effect on our business plans, prospects, results of operations and financial condition.

Our success will depend, in large part, upon our ability to attract, motivate and retain highly qualified scientists and engineers, as well as highly skilled and experienced management, sales and technical personnel. Competition for these personnel is intense, and there can be no assurance that we will be successful in attracting, motivating or retaining key personnel. Our success depends to a significant extent upon a number of key employees, including members of senior management. The loss of the services of one or more of these key employees could have a material adverse effect on our business plans, prospects, results of operations and financial condition.

Forward-Looking Statements

This prospectus and any prospectus supplement contain forward-looking statements that involve risks and uncertainties. Any statements contained in this prospectus or any prospectus supplement that are not statements of historical fact may be forward-looking statements. When we use the words "anticipates," "plans," "expects," "believes," "should," "could," "may," "will" and similar expressions, we are identifying forward-looking statements. Forward-looking statements involve risks and uncertainties, which may cause our actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements. These factors include, among others:

  our need to raise additional financing;
  risks related to developing MobionTM direct methanol micro fuel cells and whether we will ever successfully develop commercially viable MobionTM fuel cell systems;
  the potential for early termination of our agreement with Gillette and its Duracell division;
  our inability, or Gillette's inability, to develop MobionTM fuel cell systems or fuel refills on our planned schedule;
  market acceptance of MobionTM fuel cell systems;
  risks related to our first MobionTM fuel cell product delivered in December 2004, including reliability, run time, customer acceptance and safety;
  our dependence on OEMs integrating MobionTM fuel cell systems into their devices;
  the need for current regulations to change to permit methanol to be carried onto airplanes for MobionTM fuel cell systems to achieve mass market commercialization;
  Fletcher's decision whether to exercise its additional investment rights and the price at which Fletcher purchases shares;
  risks related to the flammable nature of methanol as a fuel source;
  our history of losses;
  intense competition in the DMFC and instrumentation businesses;
  the risk we may become an inadvertent investment company;
  our dependence on the success of Plug Power Inc.;
  risks related to protection and infringement of intellectual property;
  the historical volatility of our stock price;
  general market conditions; and
  other factors referred to under the caption "Risk Factors" above.

Except as may be required by applicable law, we do not undertake or intend to update or revise our forward-looking statements, and we assume no obligation to update any forward-looking statements contained in this prospectus or any prospectus supplement as a result of new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

Use of Proceeds

We will receive no proceeds from the sale of the shares by the selling security holders. We will pay certain expenses related to the registration of the shares of common stock.

Selling Security Holders

The shares of our common stock that are being registered for resale under this prospectus were issued in connection with Fletcher's exercise of an investment right issued in connection with the 2004 Private Placement that was exempt from the registration requirements of the Securities Act of 1933. Such shares are "restricted securities" under the Securities Act.

The selling security holders may from time to time offer and sell pursuant to this prospectus the respective number of shares of our common stock as are set forth opposite their names in the table below. The following table sets forth the name of each selling security holder and the following information, based on information they have provided to us, as of August 11, 2005:

- the number of shares of our common stock beneficially owned by each selling security holder;

- the maximum number of shares that may be offered for sale by such selling security holder under this prospectus;

- the number of shares beneficially owned by each selling security holder, assuming all such shares are sold; and

- the percentage of our outstanding common stock beneficially owned by such selling security holder.

The selling security holders may offer all, some or none of the common stock shown in the table. Because the selling security holders may offer all or some portion of the common stock, we have assumed for purposes of completing the last two columns that all shares of common stock offered hereby will have been sold by the selling security holders upon termination of sales pursuant to this prospectus.

Name of Selling Security holder	Common Stock Beneficially Owned Prior to the Offering	Common Stock Offered Hereby	Common Stock Beneficially Owned After Completion of the Offering	Percentage of Outstanding Common Stock Beneficially Owned After Completion of the Offering
Fletcher International, Ltd.	2,333,126(1)	686,379	1,646,747	5.11%(2)

(1) Represents 886,379 shares of common stock owned by Fletcher and 1,446,747 shares of common stock that Fletcher may acquire pursuant to the exercise of its additional investment rights acquired in connection with the 2004 Private Placement. Pursuant to a contractual limitation, Fletcher may not acquire any shares of common stock pursuant to exercises of additional investment rights without first providing us sixty-five days notice of such exercise if such exercise would result in Fletcher beneficially owning more than 9.25% of the total outstanding number of shares of our common stock. Includes shares held in one or more accounts managed by Fletcher Asset Management, Inc. ("FAM") for Fletcher. FAM is an investment adviser to Fletcher and is registered under Section 203 of the Investment Advisors Act of 1940, as amended. An investment advisory agreement between FAM and Fletcher gives FAM the authority to vote and dispose of the securities in these accounts. By reason of the provisions of Rule 13d-3 under the Securities Exchange Act of 1934, Fletcher and FAM may each beneficially own the securities registered under the registration statement of which this prospectus is a part. Additionally, by virtue of Alphonse Fletcher, Jr.'s position as chairman and chief executive officer of FAM, Mr. Fletcher may have the shared power to vote or direct the vote of, and the shared power to dispose or direct the disposition of, these securities. For these reasons, Mr. Fletcher may also be a beneficial owner of these securities.

(2) Calculated based on the number of shares of common stock outstanding as of August 5, 2005.

None of the selling security holders has had any material relationship with us or our affiliates within the past three years.

Plan of Distribution

The selling security holders, their affiliates and their successors, which term includes their transferees, pledgees or donees or their successors in interest, may offer and sell, from time to time, our common stock directly to purchasers (including pledgees) or through underwriters, broker-dealers or agents, who may act solely as agents or who may acquire shares as principals, who will act independently of us in making decisions with respect to the timing, manner and size of each sale, and who may receive compensation in the form of discounts, concessions or commissions from the respective selling security holders or the purchasers. Any shares sold through underwriters may be resold at different times in one or more transactions, including negotiated transactions, at fixed prices, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These shares may be offered to the public through underwriting syndicates represented by one or more managing underwriters or may be offered to the public directly by one or more underwriters. Any public offering price and any discounts or concessions allowed or disallowed to be paid to dealers may be changed at different times. Such discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be usual and customary or specifically negotiated in connection with their sales. Such sales may be effected in transactions:

- which may involve crosses or block transactions,

- on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale,

- in the over-the-counter market,

- otherwise than on such exchanges or services or in the over-the-counter market,

- through the writing of options, whether such options are listed on an options exchange or otherwise,

- through a block trade in which the broker-dealer so engaged may sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction,

- through a purchase by a broker-dealer as principal and resale by such broker-dealer for its own account,

- involving an ordinary brokerage transaction or a transaction in which the broker-dealer solicits purchasers,

- that are privately negotiated,

- by pledge to secure debts or other obligations,

- to cover hedging transactions (other than "short sales" (as defined in Rule 3b-3 under the Securities Exchange Act of 1934)) made pursuant to this prospectus,

- through an underwritten offering, or

- through a combination of the above methods of sale.

At the time a particular offering of our common stock is made, if required, a supplement to this prospectus or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part, will be distributed which will set forth the aggregate amount of common stock being offered, the names of the selling security holders, the respective purchase prices and public offering prices, the terms of the offering, including the name or names of any underwriters, broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling security holders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers, that such broker-dealer(s) did not conduct any investigation to verify the information set forth in this prospectus and other facts material to the transaction. Each broker-dealer that receives the common stock for its own account pursuant to this prospectus must acknowledge that it will deliver the prospectus and any prospectus supplement in connection with any sale of common stock. If required, this prospectus may be amended or supplemented on a continual basis to describe a specific plan of distribution.

In addition, upon receiving notice from a selling security holder that a donee, pledgee or transferee or other successor-in-interest intends to sell shares covered by this prospectus, we will file a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act to identify the transferee. In connection with the 2004 Private Placement, we have agreed with the selling security holder to keep the registration statement of which this prospectus is a part effective until the earlier of (1) the later of (a) the second anniversary of the issuance of the last share that may be issued, or (b) such time as all shares issued or issuable to the selling security holder can be sold by the selling security holder or its affiliates within a three-month period without compliance with the registration requirements of Rule 144 of the Securities Act of 1933; or (2) the date that all shares covered by the registration statement have been sold by the selling security holder or its affiliates.

The aggregate proceeds to the selling security holders from the sale of our common stock offered by them hereby will be the purchase price of such shares of common stock less discounts and commissions, if any. Each of the selling security holders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering, but we will receive the exercise price if Fletcher exercises its additional investment rights to obtain additional shares of common stock, unless such exercise is effected on a net exercise basis.

Our outstanding common stock is included for quotation on the Nasdaq National Market.

In order to comply with the securities laws of certain jurisdictions, if applicable, the common stock may be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The selling security holders and any underwriters, broker-dealers or agents that participate in the sale of the common stock may be deemed to be "underwriters" within the meaning of Section 2(a)(11) of the Securities Act of 1933. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Selling security holders who are deemed to be "underwriters" within the meaning of Section 2(a)(11) of the Securities Act of 1933 will be subject to the prospectus delivery requirements of the Securities Act of 1933. We will make copies of this prospectus available to the selling security holders and have informed them of their obligation to deliver copies of this prospectus to purchasers at or before the time of any sale of the shares. Neither the delivery of any prospectus, or any prospectus supplement, nor any other action taken by the selling security holders or any purchaser relating to the purchase or sale of the common stock under this prospectus shall be treated as an admission that any of them is an underwriter within the meaning of the Securities Act of 1933 relating to the sale of any shares. In connection with the 2004 Private Placement, the selling security holders have agreed not to engage in "short sales" (as defined in Rule 3b-3 of the Exchange Act) of common stock; however, selling security holders are not prohibited from engaging in any transaction in any stock index, portfolio or derivative in which the common stock is a component. Further, the selling security holders may (1) enter into transactions with brokers, dealers or others, who in turn may engage in sales, including short sales, of the shares in the course of hedging the positions they assume, (2) deliver shares to close out hedging transactions or derivative security positions or (3) loan shares to brokers, dealers or others that may in turn sell such shares. The brokers, dealers or others referred to in (1) above may engage in those transactions referred to in (1), (2) or (3) above through this prospectus. The selling security holders may enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer of the shares. The broker-dealer or other financial institution may then resell or transfer these shares through this prospectus. The selling security holders may also loan or pledge theirs shares to a broker-dealer or other financial institution. The broker-dealer or financial institution may sell the shares which are loaned or pursuant to a right to rehypothecate while pledged, or upon a default, the broker-dealer or other financial institution may sell the pledged shares by use of this prospectus. The broker-dealer or other financial institution may use shares pledged by the selling security holders or borrowed from the selling security holders or other to settle those sales or to close out any related open borrowings of shares, and may use securities received from the selling security holders in settlement of those derivatives to close out any related open borrowings of shares.

In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act of 1933 may be sold under Rule 144 or any other available exemption rather than pursuant to this prospectus. There is no assurance that any selling security holder will sell any or all of the common stock described herein, and any selling security holder may transfer, devise or gift such securities by other means not described in this prospectus.

We entered into an agreement for the benefit of the selling security holders to register their common stock under applicable federal and state securities laws under particular circumstances and at specified times. We will pay all of our expenses, and the selling security holders will pay all of their expenses, incident to the offering and sale of the common stock.

We also have agreed to indemnify the selling security holders from certain damages or liabilities arising out of or based upon any untrue or alleged untrue statement of a material fact contained in, or material omission or alleged omission from, the registration statement of which this prospectus is a part, except to the extent the untrue or alleged untrue statement or omission or alleged omission was made in reliance upon written information furnished for inclusion herein by such selling security holders. The selling security holders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act of 1933. The anti-manipulation rules of Regulation M under the Securities Exchange Act may apply to sales of common stock and activities of the selling security holders.

Description of Common Stock

The following description of our common stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock that the selling security holders may offer under this prospectus. For the complete terms of our common stock, please refer to our certificate of incorporation and by-laws, which are filed as exhibits to the registration statement which includes this prospectus. New York corporate law may also affect the terms of these securities. Under our certificate of incorporation we are authorized to issue 75,000,000 shares of common stock, $.01 par value per share. As of June 30, 2005, we had 30,754,126 shares of common stock outstanding held by approximately 559 stockholders of record.

Our common stock is listed on the Nasdaq National Market under the symbol "MKTY." Each share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. All outstanding shares of common stock are fully paid and nonassessable and all shares of common stock offered and sold pursuant to this prospectus and any prospectus supplement, upon delivery, will be fully paid and nonassessable.

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

Experts

The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2004 as filed with the Securities and Exchange Commission ("SEC") on March 16, 2005 and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to Amendment No. 2 to the Annual Report on Form 10-K for the year ended December 31, 2004 as filed with the SEC on May 2, 2005 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information

We are subject to the reporting requirements of the Securities Exchange Act of 1934 and in accordance with its requirements file annual and quarterly reports, proxy statements and other information with the Securities and Exchange Commission. These reports, proxy statements and other information may be inspected, and copies of these materials may be obtained upon payment of the prescribed fees, at the SEC's Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the Public Reference Room. In addition, we are required to file electronic versions of these materials with the SEC through the SEC's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

We have filed with the SEC a Registration Statement on Form S-3 under the Securities Act of 1933 with respect to the common stock offered by this prospectus. This prospectus and any prospectus supplement are part of that registration statement, but do not contain all of the information set forth in the Registration Statement and the exhibits and the schedules to the Registration Statement. For further information with respect to us and our common stock, you should read the Registration Statement, including its exhibits and schedules. Statements contained in this prospectus and any prospectus supplement as to the contents of any contract or other document referred to are not necessarily complete, and, with respect to any contract or other document filed as an exhibit to the Registration Statement, each such statement is qualified in all respects by reference to the corresponding exhibit. Copies of the Registration Statement and its exhibits are on file at the offices of the SEC and may be obtained upon payment of the prescribed fee or may be examined without charge at the SEC's Public Reference Room, at the address listed above, or via the EDGAR database.

Incorporation of Information Filed With the SEC

The SEC allows us to incorporate by reference information into this prospectus and any prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any prospectus supplement, except for any information superseded by information contained directly in this prospectus and any prospectus supplement. This prospectus and any prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC, other than information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K. These documents contain important information about us and our financial condition.

Our Current Reports on Form 8-K, filed with the SEC on June 23, 2005 and June 30, 2005;

Our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2005 and March 31, 2005, filed with the SEC on August 9, 2005 and May 10, 2005, respectively;

Our Annual Report on Form 10-K for the year ended December 31, 2004, filed with the SEC on March 16, 2005 (as amended by our amended Annual Reports on Form 10-K/A for the year ended December 31, 2004, filed with the SEC on March 22, 2005 and May 2, 2005); and

Our Form 10, dated on or about February 20, 1973, with respect to our common stock.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this prospectus and any prospectus supplement and prior to the completion of this offering of our common stock will be deemed to be incorporated by reference into this prospectus and any prospectus supplement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus and any prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus and any prospectus supplement to the extent that a statement contained in this prospectus and any prospectus supplement, or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus and any prospectus supplement, modifies or supersedes the earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus and any prospectus supplement.

Documents incorporated by reference are available from us without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit to this prospectus and any prospectus supplement. Prospective investors may obtain documents incorporated by reference in this prospectus and any prospectus supplement by requesting them in writing or by telephone from us at our executive offices at 431 New Karner Road, Albany, New York 12205, telephone number (518) 533-2200, Attention: Steven N. Fischer.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

Except for the SEC registration fee and the Nasdaq listing fee, all expenses are estimated. All such expenses will be paid by the Registrant.

Registration Fee - Securities and Exchange Commission	$ 609.71
Nasdaq Listing Fee	13,282.42
Accountants' fees and expenses	55,000.00
Legal fees and expenses	35,000.00
Printing and engraving expenses	1,000.00
Miscellaneous	1,000.00

Total	$ 105,892.12

Item 15. Indemnification of Directors and Officers

Pursuant to the statutes of the State of New York, a director or officer of a corporation is entitled, under specified circumstances, to indemnification by the corporation against reasonable expenses, including attorney's fees, incurred by him/her in connection with the defense of a civil or criminal proceeding to which he/she has been made, or threatened to be made, a party by reason of the fact that he/she was such director or officer. In certain circumstances, indemnity is provided against judgments, fines and amounts paid in settlement. In general, indemnification is available where the director or officer acted in good faith, for a purpose he/she reasonably believed to be in the best interests of the corporation. Specific court approval is required in some cases. The foregoing statement is subject to the detailed provisions of Sections 715, 717 and 721-725 of the New York Business Corporation Law.

Under provisions of Mechanical Technology's Amended and Restated Certificate of Incorporation, Mechanical Technology shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, proceeding or suit (including one by or in the right of Mechanical Technology to procure a judgment in its favor), whether civil or criminal, by reason of the fact that he, his testator or interstate is or was a director or officer of Mechanical Technology, or is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of Mechanical Technology, against judgments, fines, amounts paid in settlement and expenses, including attorneys' fees, actually incurred as a result of or in connection with any such action, proceeding or suit, or any appeal therefrom, if such director or officer acted in good faith for a purpose which he reasonably believed to be in or not opposed to the best interests of Mechanical Technology, and, in criminal actions or proceedings, in which he had no reasonable cause to believe that his conduct was unlawful; provided, however, that no indemnification shall be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained a financial profit or other advantage to which he was not legally entitled.

The directors and officers of Mechanical Technology are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act that might be incurred by them in such capacities.

Item 16. Exhibits

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit
Number	Description
23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of KPMG LLP.

23.3	Consent of Grant Thornton LLP.

23.4	Consent of PricewaterhouseCoopers LLP.

24.1	Power of Attorney (included in signature page).

Item 17. Undertakings

The undersigned registrant does hereby undertake:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which has been registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to Form S-1 Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albany, State of New York, on August 17, 2005.

MECHANICAL TECHNOLOGY INCORPORATED

s/ Steven N. Fischer

Steven N. Fischer

Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Steven N. Fischer and Cynthia A. Scheuer, and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, as amended and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to Form S-1 Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.
Signature	Capacity	Date
s/ Steven N. Fischer Steven N. Fischer	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	August 17, 2005

s/ Cynthia A. Scheuer Cynthia A. Scheuer	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 17, 2005

s/ Dale W. Church Dale W. Church	Director	August 17, 2005

s/ Edward A. Dohring Edward A. Dohring	Director	August 17, 2005

s/Thomas J. Marusak Thomas J. Marusak	Director	August 17, 2005

s/ E. Dennis O'Connor E. Dennis O'Connor	Director	August 17, 2005

s/William P. Phelan William P. Phelan	Director	August 17, 2005

s/ Dr. Walter L. Robb Dr. Walter L. Robb	Director	August 17, 2005

s/ Dr. Beno Sternlicht Dr. Beno Sternlicht	Director	August 17, 2005

INDEX TO EXHIBITS

Exhibit
Number	Description
23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of KPMG LLP.

23.3	Consent of Grant Thornton LLP.

24.1	Power of Attorney (included in signature page).